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Exhibit 10.12

PLEDGE AGREEMENT

made on 22 January 2004

between

CONCORDIA BUS FINLAND OY AB

as Pledgor

and

DEUTSCHE TRUSTEE COMPANY LIMITED

as Security Trustee

Hannes Snellman
Helsinki

PLEDGE AGREEMENT

        THIS AGREEMENT is dated 22 January 2004 and made between:

  1.
  CONCORDIA BUS FINLAND OY AB, a limited liability company duly organised under the laws of Finland and registered under the business identity code 0505988-8 in the Finnish Trade Register (the "Pledgor"); and

  2.
  DEUTSCHE TRUSTEE COMPANY LIMITED, a duly authorised representative of each of the Secured Parties (the "Security Trustee").

  WHEREAS

  A.
  By an indenture made between Concordia Bus Nordic AB (publ) (the "Company") and Deutsche Bank Trust Company Americas as trustee (the "Trustee"), dated 22 January 2004 (the "Indenture") the Company has issued senior secured notes in the initial aggregate principal amount of EUR 130,000,000 (the "Notes").

  B.
  The Pledgor has executed and holds in its possession fifteen (15) promissory bearer notes (Fi: haltijavelkakirja), each including due consent by the Pledgor to the registration of a mortgage (Fi: kiinnityssuostumus) over the business assets of the Pledgor with first priority in accordance with the Act on Floating Charge (Fi: Yrityskiinnityslaki, 1984/634), such notes having an aggregate principal amount of FIM 7.1 million (approximately EUR 1.2 million) as follows:

No.	Date	Principal/Note	Interest Rate %	Collection Costs
1-2	30 December 1988	FIM 500,000	18	FIM 2,500
1-3	17 March 1986	FIM 500,000	16	FIM 2,500
1-6	10 March 1987	FIM 100,000	16	FIM 2,000
1-4	12 February 1992	FIM 1,000,000	18	FIM 4,000

    (all such notes, the "Security Assets")

  C.
  It is a condition precedent of the Indenture that the Pledgor enters into this Agreement and hereby secures the Secured Liabilities.

    IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

  1.1
  In this Agreement:

    "Event of Default" means any event, which constitutes an Event of Default as defined in the Indenture.

    "Finance Documents" means the Indenture and the Security Documents, as defined therein.

    "Holders" means, from time to time, the holders of the Notes.

    "Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent) of the Company to any of the Secured Parties under or pursuant to the Finance Documents, in each case together with interest, all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Finance Documents.

    "Secured Parties" means each and all of the Security Trustee and the Trustee (as represented by the Security Trustee) on their on behalf and as duly authorized representative of the Holders.

    "Security Period" means the period beginning on the date of this Agreement and ending on the date upon which all the Secured Liabilities which have arisen have been unconditionally and irrevocably paid and discharged in full.

  1.2
  In this Agreement, unless the contrary intention appears, references to:

  (a)
  a provision of law is a reference to that provision as amended or re-enacted from time to time;

  (b)
  a person includes its successors, transferees and assigns;

  (c)
  any document, agreement or other instrument is a reference to that document, agreement or other instrument as from time to time amended, novated, varied, restated, replaced or supplemented, without limitation;

  (d)
  clause headings are inserted for convenience only and are to be ignored in construing this Agreement and, unless otherwise specified, all references to Clauses are to clauses of this Agreement;

  (e)
  unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

  (f)
  any party shall include that party's successors and permitted transferees and assigns;

  (g)
  the Security Trustee shall be construed as references to the same in its capacity as security trustee or collateral agent under the Indenture and/or the Security Trust Agreement, and shall include any additional and/or successor security trustee or collateral agent, in each case acting in such capacity and on behalf of itself and the Secured Parties;

  (h)
  the Security Assets include, where the context so requires, references to all or any of the constituent parts thereof; and

  (i)
  such terms as "this Agreement", "hereunder", "herein" and "hereby" shall, where the context so requires, be construed as including references to any supplemental agreement.

  1.3
  Terms defined in the Finance Documents have the same meanings when used in this Agreement unless otherwise defined in this Agreement.

  1.4
  If the Security Trustee or the Trustee considers that in respect of an amount paid to a Secured Party under a Finance Document there is a reasonable risk that such payment will be avoided, recovered or otherwise set aside in the liquidation, corporate restructuring (Fi: Yrityssaneeraus) or bankruptcy of the payer or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Agreement.

  1.5
  Notwithstanding any other provisions of this Agreement, the scope of the pledge created under this Agreement and the amount of the liabilities secured hereby shall be limited if (and only if) required by the application of the provisions of the Finnish Companies Act (Fi: Osakeyhtiölaki, 1978/734) in force from time to time regulating the purpose of a company?s business, prohibited loans, guarantees and other forms of security and distribution of assets (including profits/dividends), taking into account also inter alia any other security granted and/or guarantee given by the Pledgor and it is understood that the liability of the Pledgor under this agreement only applies to the extent permitted by the above mentioned provisions of the Finnish Companies Act.

2.    PLEDGE OF SECURITY ASSETS

    As security for the due and punctual payment, discharge and performance of the Secured Liabilities the Pledgor hereby irrevocably and unconditionally, on the terms and conditions set out herein pledges to the Secured Parties represented by the Security Trustee, absolutely all rights, title and interest in and to the Security Assets.

3.    REPRESENTATIONS AND WARRANTIES

  3.1
  In addition and without prejudice to the representations and warranties of the Pledgor, or made in respect of the Pledgor or the Company, herein or in any of the other Finance Documents, the Pledgor represents and warrants to each of the Secured Parties that:

  (a)
  it is a limited liability company, duly incorporated and validly existing under the laws of Finland;

  (b)
  the Company is a public limited liability company, duly incorporated and validly existing under the laws of Sweden;

  (c)
  it is the sole holder and legal and beneficial owner of the Security Assets, has full title thereto and is entitled to pledge the Security Assets to the Secured Parties;

  (e)
  it has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

  (f)
  this Agreement constitutes legally binding and valid obligations of the Pledgor enforceable in accordance with its terms (except as such enforcement may be limited by any relevant bankruptcy, insolvency, receivership or similar laws affecting creditors' rights generally);

  (g)
  other than as contemplated hereby, (i) no floating charges will until the end of the Security Period be, registered over the business assets of the Pledgor and (ii) this Agreement will upon registration of the Security Assets and delivery of the same into the physical possession of the Security Trustee create a first priority floating charge over such assets enforceable against the Pledgor and a liquidator or receiver of the Pledgor and third party beneficiaries of the Pledgor as set forth herein and in the Act on Floating Charge;

  (h)
  all necessary consents and authorisations required in relation to the entry into, performance, validity and enforceability of this Agreement have been obtained and are in full force and effect;

  (i)
  there are no covenants or agreements, which adversely affect the Security Assets; and

  (j)
  other than as created under or pursuant to this Agreement the Security Assets are free from any encumbrance or attachment.

  3.2
  The representations and warranties set out in this Clause 3 are made on the date of this Agreement and are deemed to be repeated by the Pledgor on each other date during the Security Period on which any of the representations or warranties set out in the Indenture are repeated with reference to the facts and circumstances then existing.

4.    UNDERTAKINGS

  4.1
  In addition and without prejudice to the undertakings of the Pledgor, or made in respect of the Pledgor or the Company, herein or in any of the other Finance Documents, the Pledgor hereby undertakes to the Secured Parties throughout the Security Period:

  (a)
  to deliver to and deposit with the Security Trustee, or as the Security Trustee may direct, on the effective date of this agreement stated at the beginning of this agreement the Security Assets to be held by the Security Trustee or its nominees together with such corporate resolutions and other documents as may be required for the due and prompt registration of the Security Assets as a first priority floating charge over the business assets of the Pledgor; and

    (b)
    to promptly notify the Security Trustee in writing of any fact or circumstance which may constitute or cause an Event of Default or adversely affect the pledge created hereunder or any of the rights of the Secured Parties hereunder.

  4.2
  The Pledgor further undertakes to the Secured Parties throughout the Security Period that it shall not, without the prior written consent of the Security Trustee, do or cause or permit to be done anything which adversely affects the interests of the Secured Parties hereunder, the validity or enforceability of the pledge created hereunder or (the value of) the Security Assets.

5.    CONTINUING SECURITY

  5.1
  The security constituted by this Agreement shall be a continuing security, shall continue in full force and effect during the Security Period and shall be in addition to and not adversely affect, or be adversely affected by any other Finance Document, and shall continue in force notwithstanding any intermediate payment or discharge in whole or in part of the Secured Liabilities until released in accordance with Section 13.

  5.2
  This Agreement is in addition to and is not in any way prejudiced by any present or future guarantee, Security Assets, lien or other security held by the Security Trustee or any other Secured Party.

  5.3
  The rights of the Secured Parties hereunder are in addition to and not exclusive of those provided by law.

  5.4
  Where any discharge is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is void or avoided or otherwise set aside or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Pledgor under this Agreement shall continue as if such discharge or arrangement had not occurred.

6.    ENFORCEMENT OF PLEDGE

    Upon the occurrence of an Event of Default, the enforcement of the security granted hereby shall take place in accordance with Finnish legislation after obtaining an enforceable court decision.

7.    APPLICATION OF SECURITY ASSETS

    To the extent not contrary to mandatory provisions of Finnish law, all moneys received by the Secured Parties hereunder shall, after the security hereby constituted shall have become enforceable but subject to the payment of any claims having priority to the pledge created hereunder, be applied by the Security Trustee in or towards payment of the Secured Liabilities or such part of them as is then due and payable in accordance with the Finance Documents, the balance, if any, being retained by the Security Trustee and applied by the same in and towards payment of the Secured Liabilities as they fall due, provided that upon the full, unconditional and irrevocable discharge of all Secured Liabilities, any remaining proceeds shall be released to the Pledgor in accordance with Section 14 below.

8.    WAIVER OF DEFENCES

    The obligations of the Pledgor under this Agreement shall not be affected by any act, omission or circumstance which but for this provision might operate to release or otherwise exonerate the Pledgor from its obligations under this Agreement or prejudice or diminish those obligations in whole or in part, including without limitation and whether or not known to the Pledgor or any Secured Party:

    (a)
    any time or waiver granted to, or composition with, the Pledgor or any other person;

    (b)
    the taking, variation, compromise, exchange, renewal or release of or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Pledgor, or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

    (c)
    any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or in status of the Pledgor or any other person;

    (d)
    any variation (however fundamental) or replacement of a Finance Document or any other document or security, so that references to that Finance Document in this Clause shall include each variation or replacement thereafter from time to time;

    (e)
    any unenforceability, illegality, frustration or invalidity of any obligation of any person under any Finance Documents or any other documents or security, to the intent that the Pledgor's obligations under this Agreement shall remain in full force and be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

    (f)
    any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Pledgor under a Finance Document resulting from any re-organisation, composition, insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall be for the purposes of the Pledgor's obligations under this Agreement be construed as if there were no such circumstance.

9.    EXPENSES AND INDEMNITY

  9.1
  The Pledgor shall on demand pay and indemnify each Secured Party in respect of all Secured Liabilities and expenses (including legal fees) incurred by it:

  (a)
  in the execution or purported execution of any rights, powers or discretion in accordance with this Agreement; or

  (b)
  in the preservation or enforcement of its rights under this Agreement; or

  (c)
  on the release of any part of the Security Assets from the security created by this Agreement.

  9.2
  No Secured Party shall be liable for any losses arising in connection with the exercise or purported exercise of any of the Secured Parties' rights, power and discretion under this Agreement except for any losses arising due to gross negligence or wilful misconduct of such Secured Party.

10.    SET-OFF

    If an Event of Default occurs and is continuing a Secured Party may set off any matured obligation owed by the Pledgor under any Finance Document against any obligation (whether or not matured) owed by that Secured Party to the Pledgor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at its spot market rate of exchange in its usual course of business for the purpose of the set-off.

11.    INVALIDITY

    Should any provision of this Agreement be or become invalid, void or unenforceable, all remaining provisions and terms hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby. The parties hereto agree that they will negotiate in good faith and will replace the invalid, void or unenforceable provision with a valid and enforceable provision which reflects as much as possible the intention of the parties as referred in the provision thus replaced.

12.    NOTICES

  12.1    Method

    Every notice or other communication under this Agreement shall be given in writing in English and shall be made by letter or telefax.

  12.2    Delivery

    Any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 days' notice to the other party specified another address) be given to that other party at the respective address given in Clause 12.3.

  12.3    Addresses

    The addresses and telefax numbers of the Security Trustee and the Pledgor are:

    (A)
    the Security Trustee

      Deutsche Trustee Company Limited
      Attention: the Managing Director

      Address: Winchester House
      1 Great Winchester Street
      London EC2N 2DB

      Telefax: +44 207 547 6149

    (B)
    the Pledgor

      CONCORDIA BUS FINLAND OY AB
      Attention: The Managing Director

      Address: Klovinpellontie 5
      02180 Espoo
      Finland

      Telephone: +358 9 525 71302
      Telefax:: +358 9 525 71295

  12.4    Deemed receipt

    (a)
    Any notice or other communication given by the Security Trustee will be deemed to have been received:

    (i)
    if by letter, on the fifth Business Day from dispatch thereof, and

    (ii)
    if by telefax, on the day of dispatch.

      Provided that a notice given in accordance with the above but received on a day, which is not a business day or after normal business hours in the place of receipt, shall be deemed to have been received on the next business day.

    (b)
    Any notice or other communication given to the Security Trustee shall be deemed to have been given only on actual receipt.

13.    RELEASE OF THE SECURITY ASSETS

    Upon the expiry of the Security Period and once the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full, the Security Trustee shall, at the request of the Pledgor and subject to the Security Trustee being indemnified in respect of its costs, release to the Pledgor all right, title and interest of the Secured Parties in or to the Security Assets and give such instructions and directions as the Pledgor may require in order to perfect such release.

14.    GOVERNING LAW, JURISDICTION

    (a)
    This Agreement shall be governed by and construed in accordance with Finnish law. Sections 8, 14, 16, 17, 18, 24, 26, 27, 29, 30 and 40,2 of the Finnish Act on Guarantees and Pledges for Third Party Debt (Laki takauksesta ja vierasvelkapantista, 1999/361, as amended) shall not be applicable to this Agreement.

    (b)
    The courts of Finland shall have exclusive jurisdiction over matters arising of or in connection with this Agreement. The District Court of Helsinki shall be court of first instance.

    (c)
    The submission to the jurisdiction of Finnish Courts shall not limit the right of the Secured Parties to take proceedings against the Pledgor in any court, which may otherwise exercise jurisdiction of the Pledgor or any of its assets.

    This Agreement has been entered into on the date stated at the beginning of this Agreement.

    CONCORDIA BUS FINLAND OY AB

    By:

    DEUTSCHE TRUSTEE COMPANY LIMITED

    By:

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  Exhibit 10.12